Exhibit 99.8(n)

AMENDMENT NO. 3 TO THE FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 31st day of December, 2007 by and among Summit Mutual Funds, Inc. (“SMFI”), Ameritas Investment Corp. (“AIC”), Symetra Life Insurance Company and Symetra Securities, Inc. (“Symetra”).

WHEREAS, SMFI, AIC and Symetra are parties to a Fund Participation Agreement dated October 1, 2006 (the “Agreement”), as amended March 9, 2007 and July 12, 2007;

WHEREAS, SMFI, AIC and Symetra desire to add funds available under the Agreement and contracts funded by separate accounts that purchase shares of the funds, as set forth in Schedule A of the Agreement; and

WHEREAS, SMFI, AIC and Symetra desire to replace Schedule A of the Agreement with the attached Schedule A.

NOW, THEREFORE, the parties agree as follows:

1.             Schedule A of the Agreement is hereby removed and shall be superseded by the attached Schedule A.

2)             The parties further agree that all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

SUMMIT MUTUAL FUNDS, INC.

Attest:	By:
Name:	Name:
Title:	Title:

AMERITAS INVESTMENT CORP.

Attest:	By:
Name:	Name:
Title:	Title:

SYMETRA LIFE
INSURANCE COMPANY, on behalf of
itself and its separate accounts

Attest:	By:
Name:	Name:
Title:	Title:

SYMETRA SECURITIES, INC.

Attest:	By:
Name:	Name:
Title:	Title:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Summit Mutual Funds, Inc. Pinnacle Series:

Summit S&P 500 Index Portfolio

Summit S&P MidCap 400 Index Portfolio – Class I

Summit S&P MidCap 400 Index Portfolio – Class F

Summit Balanced Index Portfolio

Summit Lehman Aggregate Bond Index Portfolio

Summit Nasdaq – 100 Index Portfolio

Summit EAFE International Index Portfolio – Class I

Summit EAFE International Index Portfolio – Class F

Summit Russell 2000 Small Cap Index Portfolio – Class I

Summit Russell 2000 Small Cap Index Portfolio – Class F

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Symetra Separate Account C

Symetra Separate Account SL

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Symetra Spinnaker® Variable Annuity

Symetra Spinnaker Advisor® Variable Annuity

Symetra Complete® Individual Flexible Premium Variable Life Insurance Policy

Symetra Complete Advisor® Individual Flexible Premium Variable Life Insurance Policy

Fund Participation Agreement

Amendment No. 3

December 31, 2007